                                                                   Exhibit 10.20

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                                  FIBER SYSTEM

                                LEASE AGREEMENT

                                 by and between

                         CSW COMMUNICATIONS, INC.
                                    AND
                             GULF STATES FIBERNET,
                         A GEORGIA GENERAL PARTNERSHIP





--------------------------------------------------------------------------------

                          FIBER SYSTEM LEASE AGREEMENT
                          ----------------------------

     This Fiber System Lease Agreement (this "Agreement") dated this 30 day of
                                                                     --
January, 1996, is made and entered into by and between CSW Communications, Inc., a Delaware corporation ("CSWC") and Gulf States FiberNet, a Georgia General Partnership ("FiberNet").

                                    RECITALS
                                    --------

     Central and South West Corporation ("CSW"), a Delaware corporation and a registered holding company under the Public Utility Holding Company Act of 1935, has express authority from the Securities and Exchange Commission (the "SEC") for its wholly-owned subsidiary CSWC to construct and to lease out reserve capacity of fiber optic telecommunications systems. CSWC has applied for authorization from the SEC to build and lease a fiber optic system connecting the cities of Shreveport, Louisiana and Longview, Texas (the "Primary Fiber System"), and a spur in Shreveport, Louisiana (the "Shreveport Spur") as more fully described in Section 3 of this Agreement (the "Fiber System"). Subject to
                   ---------
such regulatory approval, CSWC desires to lease to FiberNet, and FiberNet desires to lease from CSWC, a portion of the Fiber System, on the terms and conditions set forth in this Agreement.

     NOW THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, the parties hereby agree as follows:

     Section 1.   Certain Definitions. As used in this Agreement:
                  --------------------

     "Acceptance Date" means the date upon which the Leased Fibers are accepted by FiberNet in accordance with Section 5.
                               ---------

     "Acceptance Test" has the meaning set forth in Section 4.
                                                    ---------

     "Affiliate," with respect to any person, means any person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the person specified as a result of ownership of more than 50 percent of the voting capital stock or other voting securities of such person.

     "Arbitrator" has the meaning set forth in Section 24.
                                               ----------

     "Associate," with respect to any person, means any corporation or other business organization of which such person is an officer or partner or is the beneficial owner, directly or indirectly, of 10% or more of any class of equity security, any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity and any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

     "Completion Date" means the date on which CSWC completes the construction of the Fiber System.

     "CSW" means Central and South West Corporation, a Delaware corporation.

     "CSW Indemnified Parties" has the meaning set forth in Section 18(a).
                                                            -------------

     "CSWC" means CSW Communications, Inc., a Delaware corporation and wholly-owned subsidiary of CSW.

     "Effective Date" has the meaning set forth in Section 2.
                                                   ---------


     "Event of Default" has the meaning set forth in Section 21.
                                                     ----------

     "FiberNet" means Gulf States FiberNet, a Georgia General Partnership.

     "Fiber System" has the meaning set forth in the Recitals to this Agreement.

     "Government Authority" means any court, tribunal, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

     "Holding Company Act" means the Public Utility Holding Company Act of 1935, as amended.

     "HVAC System" has the meaning set forth in Section 3.
                                                ---------

     "FiberNet Indemnified Parties" has the meaning set forth in Section 18(b).
                                                                 -------------

     "Leased Fibers" means 20 of the fibers in the Primary Fiber System, the 8 fibers in the Shreveport Spur and the Regeneration Station.

     "Longview Building" has the meaning set forth in Section 3. "PUCT" means
                                                      ---------
the Public Utility Commission of Texas.

     "PSCL" means the Public Service Commission of Louisiana.

     "Regeneration Station" has the meaning set forth in Section 3. "Rent" has
                                                         ---------
     the meaning set forth in Section 8.
                              ---------

     "SEC" means the Securities and Exchange Commission.

     "Service Affecting Outage" means any interruption or reduction in use of Leased Fibers in use by FiberNet that materially affects FiberNet's ability to conduct its business on the Fiber System.

     "Shreveport Building" has the meaning set forth in Section 3.
                                                        ---------

     "Shreveport Spur" has the meaning set forth in the Recitals to this Agreement.

     "Shreveport Spur Building" has the meaning set forth in Section 3.
                                                             ---------

     "SWEPCO" shall mean Southwestern Electric Power Company, a Delaware corporation and wholly-owned subsidiary of CSW.

     "Term" has the meaning set forth in Section 7.
                                         ---------

     Section 2.   Condition Precedent. All obligations of the parties hereto are
                  -------------------
subject to, and conditioned on, the receipt of all governmental and regulatory approvals required for the execution, delivery and performance of this Agreement, including, but not limited to, all required approvals of the SEC under the Holding Company Act, all on terms and conditions reasonably acceptable to CSWC and FiberNet. Each party agrees to use its reasonable best efforts to obtain all such approvals applicable to its execution, delivery and performance of this Agreement as promptly as reasonably practicable. The date on which such condition is satisfied (or waived, as the case may be) is hereinafter referred to as the "Effective Date."

     Section 3.   Construction of Fiber System. CSWC shall install or cause to
                  ----------------------------
have installed the Fiber System, according to CSWC's specifications, which shall include (i) 20 fibers and (ii) one regeneration station (the "Regeneration Station") equipped with lighting, metered electric service, a heating, ventilation and air conditioning system ("HVAC System") and secured access for FiberNet. The Primary Fiber System shall originate at the entrance of the building located at 724 McNeil, Shreveport, Louisiana (the "Shreveport Building") and terminate at the entrance of the building located at 119 W. Tyler Street, Longview, Texas (the "Longview Building"), a distance of approximately 68 miles, and the Shreveport Spur shall originate at the entrance of the Shreveport Building and terminate at the entrance of the building located at 400 Travis Street, Shreveport, Louisiana (the "Shreveport Spur Building").

     Section 4.   Acceptance Test CSWC shall notify FiberNet of the Completion
                  ---------- ----
Date. Promptly after receipt of such notice, CSWC and FiberNet shall jointly conduct a test ("Acceptance Test") of the Fiber System to determine that the Leased Fibers meet the specifications described in Exhibit "A" hereto. Within 10
                                                   ----------
calendar days after completion of the Acceptance Test FiberNet shall give CSWC written notice of any failure of the Leased Fibers to satisfy the Acceptance Test. If, within such 10-day period, FiberNet gives CSWC written notice of any failure of the Leased Fibers to satisfy the Acceptance Test, CSWC shall use its reasonable best efforts to promptly correct such failure, whereupon FiberNet and CSWC shall jointly conduct another Acceptance Test. The procedure set forth in this section shall be repeated until FiberNet accepts the Leased Fibers pursuant to Section 5.
                          ---------

     Section 5. Acceptance by FiberNet. FiberNet shall be deemed to have
                ----------------------
accepted some or all of the Leased Fibers upon the first of the following to occur:

     (a) satisfaction of the Acceptance Test for some or all of the Leased Fibers pursuant to Section 4;
                   ---------

     (b) FiberNet uses some or all of the Leased Fibers for any of the purposes described in or permitted by Section 9;
                             ---------

     (c) FiberNet acknowledges acceptance of some or all of the Leased Fibers in writing; or

     (d) FiberNet fails to give CSWC written notice of any failure of the Leased Fibers to satisfy any Acceptance Test on or before the tenth (10th) day after completion of such Acceptance Test.

     Section 6.   Lease. CSWC shall lease to FiberNet, and FiberNet shall lease
                  -----
from CSWC, the Leased Fibers during the Term. Concurrently therewith, CSWC shall grant to FiberNet a nonexclusive license for occupancy and use of the Regeneration Station and related facilities.

     Section 7.   Term. The original term of this Agreement (the "Original
                  ----
Term") shall commence on the Acceptance Date and end on the tenth anniversary of the Acceptance Date. Subject to the requirements set forth herein, FiberNet shall be entitled to renew the term of this Agreement for two additional periods of five years each. Provided no Event of Default exists and unless FiberNet elects not to extend and renew the term of this Agreement by giving written notice or failing to give written notice as described hereinafter, the term of this Agreement shall automatically be extended and renewed for an additional period of five years (such renewal period is referred to as the "First Renewal Term"), such First Renewal Term to begin immediately following expiration of the Original Term. Provided no Event of Default exists and unless FiberNet elects not to extend and renew the term of this Agreement by giving written notice or failing to give written notice as described hereinafter, the term of this Agreement shall automatically be extended and renewed for an additional period of five years (such renewal period is referred to as the "Second Renewal Term"; collectively, the First Renewal Term and the Second Renewal Term are referred to herein as the "Renewal Terms"), such Second Renewal Term to begin immediately following expiration of the First Renewal Term. CSWC shall give FiberNet written notice (the "CSWC Notice") at least 120 calendar days prior to the end of the Original Term or First Renewal Term, as the case may be, requesting FiberNet to give notice to CSWC of its election to, or not to, extend and renew the Term of this Agreement.

FiberNet shall give CSWC written notice of its election within 30 calendar days after receipt of the CSWC Notice. If FiberNet does not give CSWC the required written notice within such 30-day period, FiberNet shall be deemed to have elected to extend and renew the Term of this Agreement. The Original Term and any Renewal Terms are collectively referred to herein as the "Term"

     Section 8. Rent.
                ----

     (a)   Securit Deposit.  FiberNet shall pay CSWC a security deposit equal
           ---------------
to $51,680 on the date hereof, which deposit shall be applied to the first month's Rent of the Original Term.

     (b)   Rent.  Commencing on the Acceptance Date, FiberNet shall pay to CSWC
           ----
rent ("Rent") (i) for the Original Term and the First Renewal Term (if FiberNet renews the term of this Agreement) equal to $38.00 per fiber, per month, per route mile on the Primary Fiber System and (ii) for the Second Renewal Term (if FiberNet renews the term of this Agreement) equal to $29.00 per fiber, per month, per route mile on the Primary Fiber System, on the first day of the month in which it is due, at the address specified in Section 26, in lawful money of
                                                ----------
the United States by check or draft; provided, however, that no Rent shall be
                                     --------  -------
due and payable until the Effective Date, at which time all prior due and unpaid Rent for the period from the Acceptance Date to the Effective Date shall be immediately due and payable. If the Acceptance Date or the commencement date for any Renewal Term is other than the first day of a calendar month, or the termination date of this Agreement is other than the last day of a calendar month, the Rent to be paid for such partial month shall be prorated by days based on a 30-day month.

     (c)   Interest. Rent shall become overdue if not paid within 30 days after
           --------
the date on which it became due ("Overdue Rent"). Overdue Rent shall begin to accrue interest daily beginning on the 31st day after it became due until paid at an annual rate equal to the prime rate of interest published in the Wall Street Journal, as the same shall be published on the day on which the Overdue Rent begins to accrue interest (or, if the prime rate of interest is not published on such date, the next business day thereafter on which the prime rate of interest is published in the Wall Street Journal), plus three percent.

     (d)  No Setoff. The obligation to pay Rent is independent of any other
          ---------
covenant or obligation in this Agreement. FiberNet shall not be entitled to any setoff or counterclaim against the payments owed hereunder for any act or omission of CSWC, or on account of any claim FiberNet may have against CSWC, unless agreed to by CSWC in writing.

     Section 9.   Use of Leased Fibers. FiberNet shall be entitled to use the
                  --------------------
Leased Fibers for any lawful purpose, including for the purpose of subleasing or providing telecommunications services to other persons.

     Section 10.  Title.  Title to the Leased Fibers shall at all times remain
                  -----
with CSWC exclusively.

     Section 11.  Access to Regeneration Station.  CSWC shall provide FiberNet
                  ------------------------------
with access to the Regeneration Station for (a) installation and maintenance of FiberNet's electronic and power equipment required for FiberNet's use of the Leased Fibers; (b) conducting the Acceptance Test and the correction of any failures to satisfy the Acceptance Test pursuant to Section 4; (c) any
                                                    ---------
inspection, test, repair, replacement, operation or other activities involving or affecting FiberNet's use of the Leased Fibers; and (d) the removal of FiberNet's electronic and power equipment after the expiration of the Term or upon earlier termination of this Agreement or FiberNet's right of possession as provided in Section 23 hereto.
            ----------

     Section 12.  Obligations of CSWC.
                  -------------------

     (a)  Maintenance.  CSWC shall be responsible, at its sole cost and expense,
          -----------
for the operation, maintenance and repair of the physical components of the Fiber System, including the fibers and the building, property and HVAC System of the Regeneration Station, up to the demarcation point at the entrance of the Shreveport Building, the Shreveport Spur Building and the Longview Building. Without limiting the generality of the foregoing, CSWC shall comply with the maintenance standards and be responsible for the maintenance procedures set forth on Exhibit "B" hereto.
         ----------

     (b)  Propertv Taxes. CSWC shall be responsible for the cost of all property
          --------------
taxes attributable to the Fiber System.

     (c)  Easement or Right-of-Way Rights. CSWC shall be responsible at its own
          -------------------------------
expense for the acquisition of any easement or right-of-way rights that may be required in order to permit the installation, operation and maintenance of the Fiber System and the use of the Fiber System by FiberNet within such corridor. FiberNet shall be responsible for obtaining easements and rights-of-way for any equipment it intends to install outside CSWC's corridor.

     Section 13.  Obligations of FiberNet.
                  -----------------------

     (a)  Expenses. FiberNet shall be responsible for a pro rata share of (A)
          --------
electric power service and (B) any securities services, with respect to the Leased Fibers. CSWC shall submit an invoice to FiberNet, in accordance with
Section 26, for such expenses, the amount of which FiberNet shall pay within 30
----------
days after the invoice date. Overdue amounts shall accrue interest daily until paid at an annual rate equal to the prime rate of interest published in the Wall Street Journal, as the same shall be published on the thirtieth day after the invoice date (or, if the prime rate of interest is not published on such date, the next business day thereafter on which the prime rate of interest is published), plus three percent. FiberNet shall not be responsible for any costs and expenses incurred by CSWC in connection with the Fiber System, including, but not limited to, the re-routing of the Fiber System (if CSWC, in its discretion, ever deems re-routing the Fiber System to be necessary or appropriate), except as expressly provided in this Agreement or as otherwise agreed to by and between CSWC and FiberNet.

     (b)  Equipment.  FiberNet shall be responsible for, and shall bear all
          ---------
costs associated with, the furnishing, installation, testing, operation, use, maintenance, repair, replacement and other aspects of all electronics, communications and other equipment, facilities and items required for FiberNet's interconnection with or use of the Leased Fibers, including electronic power equipment and electronic power backup equipment at the Regeneration Station and equipment, offices and facilities for the Shreveport Building, the Shreveport Spur Building and the Longview Building.

     (c)  Regulatory Compliance. FiberNet shall, at its sole expense, make all
          ---------------------
required filings and registration with, and shall obtain all required permits, licenses, approvals, certificates, franchises, consents and authorizations from, the Federal Communications Commission, PUCT, PSCL and each other applicable Governmental Authority in connection with its use of the Leased Fibers, and shall at all times hold, operate and use the Leased Fibers in accordance with all applicable federal, state, local and foreign laws, statutes, rules regulations, ordinances and orders.

     Section 14.  Right to Purchase Capacity. Each of CSW, CSWC and their
                  --------------------------
Affiliates, in its sole discretion, shall have the right, at any time, to purchase capacity on the Fiber System from FiberNet, and FiberNet, upon written notice, shall be unconditionally obligated to sell such capacity to any of CSW, CSWC or their Affiliates at a rate to be determined as described herein. Notwithstanding the prior sentence, FiberNet shall only be obligated to make available for purchase by CSW, CSWC and their Affilates, at the rate determined as described herein, capacity up to an aggregate of 3 DS3s plus, to the extent that FiberNet has available capacity, any additional DS3s that any of CSW, CSWC or their Affiliates desire to purchase. The rates that CSW, CSWC or their Affiliates shall be obligated to pay are the following: (a) a DS3 at $.04 per DSO, per V&H mile, per month; and (b) a DS1 at $.08 per DSO, per V&H mile, per month; provided, however, that such rates shall be decreased (but not increased)
       --------  -------
based on the percent decrease, if any, in market prices from the date hereof to the date on which written notice of intent to purchase capacity from FiberNet on the Fiber System is received by FiberNet. Each of CSW, CSWC and their Affiliates shall also have the right to resell the purchased capacity to its Affiliates at cost.

     Section 15.  Noncompetition Agreement. Except as provided in Section 15,
                  ------------------------                        ----------
CSWC hereby agrees that, for a period ending on the earlier to occur of the fourth anniversary date of this Agreement or the termination of this Agreement, CSWC shall not offer common carrier services on the Fiber System in competition with FiberNet.

     Section 16.  Interruption of Use.
                  -------------------

     (a) Except as provided in clause (b) herein, CSWC shall not be liable to FiberNet for any interruption or reduction in the use of the Leased Fibers by FiberNet or any other person caused, in whole or in part, by:

           (i) acts of God or any other cause or force beyond the control of CSWC, including but not limited to, flood, earthquake, storm, lightning, fire, strike, epidemic, war, riot, civil disturbance, labor disturbance, sabotage, power outages, accidents, explosions, shortages of equipment or supplies, or unavailability of transportation; or

           (ii) construction, maintenance, repairs, replacements, installation of equipment, investigations and inspections, of or on the Fiber System performed (A) by or at the direction of FiberNet or (B) to the extent reasonably necessary, by or on behalf of CSWC or SWEPCO; provided, however,
                                                              --------  -------
     that CSWC shall (or shall cause SWEPCO to) inform SWEPCO line crews periodically of the location of, and shall use its reasonable best efforts to cause such crews to avoid damage to, the Leased Fibers.

     (b) Notwithstanding clause (a), CSWC shall use its reasonable best efforts to restore or assist in restoring FiberNet's use of the Fiber System as promptly as practicable. Without limiting the effect or generality of the foregoing, if the interruption or reduction in use is a Service Affecting Outage, CSWC will use its reasonable best efforts to restore FiberNet's use of the Fiber System within 18 hours after receipt of notice from FiberNet of the Service Affecting Outage. If FiberNet's use of the Fiber System is not restored within such 18-hour period, (A) FiberNet shall be entitled to one month of free Rent, (B) FiberNet shall have the right to restore its use of the Fiber System and (C) CSWC shall reimburse FiberNet for 200% of the direct labor costs and 150% of the cost of materials and supplies incurred by FiberNet for such restoration.

     (c) In addition, each party shall use its reasonable best efforts to give the other party reasonable advance notice of work that may cause an interruption or reduction in the other party's use of its portion of the Fiber System and, in the event of such interruption or reduction, to restore the other party's use of such portion of the Fiber System as promptly as practicable. Except to the extent such action is delayed by an event set forth in clause (a)(i) or (a)(ii) above, all maintenance, repairs, replacements, installation of equipment, investigations and/or inspections shall be performed in accordance with a mutually agreed-upon schedule, so as to minimize inconvenience to both parties hereto.

     (d) FiberNet hereby agrees to provide (i) written or verbal notice to CSWC of the number of Leased Fibers in use by FiberNet within 5 business days after some or all of the Leased Fibers are first placed in use and (ii) written or verbal notice of any subsequent change in the number of Leased Fibers in use by FiberNet within 5 business days after any such change.

     Section 17.  Consequential Damages.
                  ---------------------

     (a) Notwithstanding any other provision of this Agreement, in no event shall CSWC be responsible to FiberNet or any other person, nor shall FiberNet be responsible to CSWC or any other person, directly or indirectly, by indemnification or otherwise, for incidental or consequential damages, including loss of revenue or profits, resulting from any breach of this Agreement or any interruption, reduction or cessation in the use of the Leased Fibers.

     (b) Neither party shall enter into any lease, sublease, license, contract, agreement, arrangement or understanding with any person relating to the use of the Leased Fibers or any portion thereof unless such lease, sublease, license, contract, agreement, arrangement or understanding shall provide that the other party shall not be responsible, directly or indirectly, by indemnification or otherwise, to any such person for incidental or consequential damages, including loss of revenue or profits, resulting from any breach thereof or any interruption, reduction or cessation in the use of the Leased Fibers resulting therefrom.

     Section 18.  Indemnification.
                  ---------------

     (a)   Subject to the limitations set forth in Section 17 of this Agreement,
                                                   ----------
FiberNet shall indemnify and save harmless and defend CSW, CSWC and the employees, officers, directors, corporate shareholders and Affiliates of each of them (the "CSW Indemnified Parties") from any and all liabilities, damages, obligations, claims, costs and expenses, including reasonable attorneys' fees and expenses, incurred by or asserted against such CSW Indemnified Parties by reason of:

           (i) any work on or near the Fiber System (or in transit to or from such work) by or at the direction of FiberNet or employees, agents or contractors of FiberNet in connecting the Fiber System or any portion thereof to facilities of FiberNet or any sublessee or other user of the Leased Fibers;

           (ii) any use, nonuse, possession, occupation, condition, operation, maintenance or management of the Leased Fibers, or any portion thereof, by FiberNet or employees, agents or contractors of FiberNet, or for which any of FiberNet or employees, agents or contractors of FiberNet is responsible;

           (iii) any negligent or tortious act of FiberNet or any of its employees, agents, contractors, licensees or invitees; or

           (iv) any failure by FiberNet to perform any of its material obligations under this Agreement.

     (b)   Subject to the limitations set forth in Sections 16 and 17 of this
                                                   ------------------
Agreement, CSWC shall indemnify and save harmless and defend FiberNet and its employees, officers, directors, corporate shareholders, partners and Affiliates (the "FiberNet Indemnified Parties") from any and all liabilities, damages, obligations, claims, costs and expenses, including reasonable attorneys' fees and expenses, incurred by or asserted against such FiberNet Indemnified Parties by reason of:

           (i) any work on or near the Fiber System by or at the direction of CSWC, SWEPCO, or employees, agents or contractors of CSWC or SWEPCO (other than FiberNet and its employees, agents, contractors, Affiliates and Associates to the extent any of them may be deemed to be an employee, agent or contractor, or to be acting at the direction, of CSWC or SWEPCO) in connecting any portion of the Fiber System other than the Leased Fibers to facilities of CSWC or any lessee or other user of such portion of the Fiber System;

           (ii) any use, nonuse, possession, occupation, condition, operation, maintenance or management of any portion of the Fiber System by CSWC or SWEPCO or employees, agents or contractors of CSWC or SWEPCO (other than FiberNet and its employees, agents, contractors, Affiliates and Associates to the extent any of them may be deemed to be an employee, agent or contractor, or to be acting at the direction, of CSWC or SWEPCO) or for which any of them is responsible;

           (iii) any negligent or tortious act of CSWC or any of its employees, agents, contractors, licensees or invitees (other than FiberNet and its Affiliates and Associates); or

           (iv) any failure by CSWC to perform any of its obligations under this Agreement.

     (c) Notwithstanding any other provision of this Agreement, the obligations of FiberNet under Section 18(a) and of CSWC under Section 18(b) shall survive
                  -------------                   -------------
the expiration or termination of this Agreement or the earlier termination of FiberNet's right of possession or use of the Leased Fibers. Nothing in Section
                                                                       -------
18(a) or Section 18(b) shall be construed to require CSWC to indemnify any
-----    -------------
FiberNet Indemnified Party, or FiberNet to indemnify any CSW Indemnified Party, for any liabilities, damages, obligations, claims, costs or expenses incurred by or asserted against such indemnified party by reason of negligence or other tortious conduct of such indemnified party or failure by any such indemnified party which is a party to this Agreement to perform its obligations under this Agreement.

     Section 19.  Insurance. Promptly after the Effective Date, FiberNet shall
                  ---------
present to CSWC certificates of insurance, reasonably acceptable to CSWC, evidencing the following insurance coverage:

     (a) worker's compensation insurance coverage complying with the law of the States of Texas and Louisiana and employers liability insurance with limits of not less than $500,000 per occurrence;

     (b) comprehensive general liability insurance coverage, with broad form endorsement attached, for a combined bodily injury and property damage limit of not less than $1,000,000 per occurrence, which coverage shall include blanket contractual, products and completed operations liability coverage;

     (c) comprehensive automobile liability insurance coverage, with a combined bodily injury and property damage limit of not less than $1,000,000 per occurrence, which coverage shall include all owned, non-owned and hired vehicles; and

     (d) umbrella liability insurance coverage applying in excess of the limits set forth in clauses (a) through (c) above, subject to a limit of not less than $1,000,000.

All such coverage shall provide for not less than 30 days' prior written notice of cancellation or material change. FiberNet shall maintain all such coverage in force at all times during the term of this Agreement. All such policies of insurance (other than policies with respect to the insurance coverage set forth in clause (a) above) shall include CSW, CSWC and SWEPCO as additional insureds with respect to the activities of FiberNet.

     Section 20.  Termination.
                  -----------

     (a)   Events of Termination.  This Agreement and the lease created hereby
           ---------------------
may be terminated and abandoned:

           (i)   upon the mutual written agreement of FiberNet and CSWC;

           (ii) by either party, upon written notice to the other, in the event that an injunction or other final order or judgment is entered in any lawsuit or regulatory proceeding restraining CSWC's performance under this Agreement, declaring or otherwise rendering CSWC's performance unlawful or compelling removal, discontinuation or divesture of all or part of the Fiber System, and such injunction, order or judgment has not been vacated, reversed or stayed within 30 days from the date of entry thereof;

           (iii) by FiberNet if the Completion Date is after December 31, 1996;
     or

           (iv) by either party if any of the transactions contemplated by this Agreement are finally disapproved of by any Government Authority whose approval is required to consummate such transactions.

     (b)   Notice.  The power of termination provided for in this Section 20 may
           ------                                                 ----------
be exercised only by written notice signed by the party exercising such power forwarded to the other party in accordance with the terms of Section 26.
                                                             ----------
     (c)   Effect of Termination.  Upon the occurrence of an event of
           ---------------------
termination set forth in Section 20(a), except as provided below, this Agreement
                         -------------
shall be terminated and neither party nor any of its directors, officers, stockholders, Affiliates, general partners, or limited partners shall have any continuing liability to the other party or its directors, officers, stockholders, Affiliates, general partners, or limited partners under this Agreement; provided, however, that obligations of the parties under Section 18
           --------  -------                                        ----------
of this Agreement, and the obligations of FiberNet to pay Rent accrued through the effective date of such termination, shall remain in full force and effect, and no termination pursuant to this Section 20 shall entitle FiberNet to the
                                    ----------
return of any Rent theretofore paid or afford to FiberNet any defense to the payment of Rent then due and payable;

     Section 21.   Default.
                   -------

     (a)   Default.
           -------

           (i) An event of default ("Event of Default") by FiberNet shall exist if any one or more of the following events shall occur and be continuing:

                (A) FiberNet shall admit in writing its inability to pay its debts as such debts become due;

                (B) FiberNet shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
          (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the U.S. Bankruptcy Code, (4) file a petition seeking to take advantage of any other law relating to the bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the U.S. Bankruptcy Code, or
          (6) take any action for the purpose of effecting any of the foregoing;

                (C) a proceeding or case shall be commenced, without the application or consent of FiberNet, in any court of competent jurisdiction, seeking (1) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of FiberNet or of all or any substantial part of its assets, or (3) similar relief in respect of FiberNet under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, which is not dismissed within 90 days thereafter;

           (D) FiberNet shall fail to perform any material obligation under this Agreement (other than the obligation to pay Rent) and such failure shall continue for a period of 30 days following written notice from CSWC to FiberNet specifying such nonperformance, provided that if such failure cannot be cured within such 30-day period with the exercise of reasonable due diligence, CSWC shall grant a reasonable additional period of time in which to cure such failure;

           (E) FiberNet shall fail or refuse to remit to CSWC within sixty (60) days following the due date thereof, any Rent then due and payable; or

           (F)  except as provided in Section 9 hereof, FiberNet shall cause or
                                      ---------
     permit the encumbrance of all or any part of its interest in this Agreement or the Leased Fibers, without the prior written consent of CSWC; provided
                                                                      --------
     that nothing herein shall be construed to require CSWC to give consent to such encumbrance or to prevent CSWC from withholding its consent to such encumbrance for any or no reason.

     (ii) An Event of Default by CSWC shall exist if any one or more of the following events shall occur and be continuing:

           (A) CSWC shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the U.S. Bankruptcy Code, (4) file a petition seeking to take advantage of any other law relating to the bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the U.S. Bankruptcy Code, or (6) take any action for the purpose of effecting any of the foregoing;

           (B) a proceeding or case shall be commenced, without the application or consent of CSWC, in any court of competent jurisdiction, seeking (1) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of CSWC or of all or any substantial part of its assets, or (3) similar relief in respect of CSWC under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, which is not dismissed within 90 days thereafter;

           (C) CSWC shall fail to perform any material obligation under this Agreement (other than restoring use by FiberNet of the Leased Fibers as provided in Section 16 of this Agreement) and such failure shall continue
                 ----------
     for a period of 30 days following written notice from FiberNet to CSWC specifying such nonperformance, provided that if such failure cannot be cured within such 30-day period with the exercise of reasonable due diligence, FiberNet shall grant a reasonable additional period of time in which to cure such failure; or

           (D) an interruption or reduction in the use or quantity of the Leased Fibers by FiberNet that continues for a period of 30 days following written notice from FiberNet to CSWC of the interruption or reduction in use, provided that if use of the Leased Fibers is not restored within such 30-day period with the exercise of reasonable due diligence, FiberNet shall grant a reasonable additional period of time in which to restore use of the Leased Fibers.

(b)  Rights Upon Default.
     -------------------

     (i) Upon the occurrence of an Event of Default by FiberNet, subject to the provisions of Section 22 below, CSWC shall be entitled to immediate and
                  ----------
exclusive possession, use and control of the Leased Fibers and may forthwith terminate this Agreement by written notice to FiberNet. Upon the occurrence of an Event of Default, FiberNet's right to possession and use of the Leased Fibers shall terminate and (i) CSWC shall have the right to repossess the Leased Fibers by any lawful means, without demand or notice of any kind to FiberNet, except as may be required by law, and without terminating this Agreement or the lease created hereby, (ii) CSWC shall have the right to, subject to all required approvals of the SEC or any other Governmental Authority and any limitations imposed thereby, relet the Leased Fibers for the account and risk of FiberNet, for such rent and upon such other terms and conditions as CSWC shall determine in its sole discretion, and (iii) subject to the provisions of Sections 22 and
                                                               ---------------
23 below, the net present value (using an annual discount rate equal to 12
--
percent) of all unpaid Rent (the "Unpaid Rent") for the Original Term (or the Renewal Term if the Term of this Agreement has been renewed and extended) shall become immediately due and payable, and CSWC shall have the right to recover as damages from FiberNet the Unpaid Rent, plus collection costs, including reasonable attorney's fees and court costs.

     (ii) Upon the occurrence of an Event of Default by CSWC, subject to the provisions of Section 22 below, FiberNet shall be entitled to terminate this
              ----------
Agreement by written notice to CSWC.

     Section 22.  Remedies. CSWC and FiberNet may sue from time to time to
                  --------
recover any amounts due or enforce any rights under this Agreement, and no suit or recovery shall bar any subsequent action brought for any amount not theretofore reduced to judgment in favor of CSWC or FiberNet, as the case may be. Except as otherwise provided by law, no repossession of the Leased Fibers by CSWC shall be construed as an election by CSWC to terminate this Agreement unless a written notice of such intention is given by CSWC to FiberNet pursuant to Section 26; and no receipt of monies by CSWC from FiberNet shall reinstate
   ----------
this Agreement or FiberNet's right of possession. All remedies provided in this Agreement are cumulative and not exclusive and are in addition to any remedies available at law or in equity. All remedies may be exercised and enforced concurrently or sequentially as often as occasion therefor may arise.

     Section 23.  Expiration: Surrender. Within 15 calendar days after the
                  ---------------------
expiration of the Term as provided in Section 7 or within 15 calendar days after
                                      ---------
earlier termination of this Agreement or FiberNet's right of possession, FiberNet shall remove its personal property, equipment and trade fixtures, perform all restoration made necessary by the removal of such items, and peacefully yield up the Leased Fibers to CSWC in good order, repair and condition, except to the extent that the order, repair and condition of the Leased Fibers are not FiberNet's obligation. If FiberNet fails or refuses to remove any of its personal property, equipment and trade fixtures, FiberNet shall be conclusively presumed to have abandoned the same, and title shall thereupon pass to CSWC without setoff, credit, allowance or other cost to CSWC, and CSWC may, at its sole option, accept title to such property by written notice thereof to FiberNet or, at FiberNet's expense, may remove the same or any part thereof in any manner CSWC may choose, and store, destroy or otherwise dispose of the same without incurring any liability to FiberNet or any other person. Except as specified in Section 7, no notice shall be required from
                               ---------
either party to terminate the lease created by this Agreement upon the expiration of the Term as provided in Section 7.
                                      ---------

     Section 24.  Disputes. If either party disagrees with the other's
                  --------
calculation, or the reasonableness, of any amount hereunder, the objecting party shall provide the non-objecting party with notice of such disagreement together with a revised calculation of the amount in question. If the non-objecting party disagrees with such revised calculation, the parties shall have 30 days in which to resolve the dispute. Failing such resolution, the parties shall thereupon submit such dispute to a nationally recognized accounting firm mutually agreed upon by CSWC and FiberNet or, failing agreement thereon, to Arthur Andersen LLP (the "Arbitrator'). FiberNet and CSWC shall provide the Arbitrator with all information required by the Arbitrator to make its determination. The Arbitrator shall review all aspects of the dispute and shall deliver its determination to the parties in the manner set forth in Section 26 as soon as possible and in any
                                       ----------
event not later than 30 days after submission of the dispute. The Arbitrator's determination shall be final and binding on the parties. If the Arbitrator determines that an additional sum is due, the party from which such sum is due shall pay such sum, together with interest thereon at an annual rate equal to the prime rate of interest published in the Wall Street Journal, as the same shall be published from time to time, plus three percent, within 10 days after the Arbitrator's determination. The fees and expenses of the Arbitrator shall be borne by the parties in proportion to the relative variance of their positions from the Arbitrator's determination.

     Section 25.  Subordination. FiberNet acknowledges and agrees that the lease
                  -------------
created by this Agreement is and shall be subject and subordinate to all mortgages which may now or hereafter affect the Fiber System, all permits, licenses, rights-of-way and easements covering the route of the Fiber System, and all leases and subleases covering the Regeneration Station and points of presence in the Fiber System, and shall execute such instruments as may reasonably be requested to confirm such subordination. CSWC hereby agrees to give written notice to FiberNet of any claim to the Fiber System that affects the right or ability of FiberNet to use the Leased Fibers as contemplated herein. If, as a result of any such claim, FiberNet must abandon use of the Leased Fibers within 9 months after receipt of such notice, CSWC hereby agrees to pay FiberNet an amount equal to the product of the Rent multiplied by the number of months by which the period of notice of any such claim that was provided to FiberNet by CSWC is less than 9 months.

     Section 26.  Notices. Any written notice, demand or request required or
                  -------
authorized by this Agreement shall be deemed properly given if delivered by certified mail, return receipt requested, or by hand or overnight courier, with delivery acknowledged, as follows:

     (a)  if to CSWC, to:

          CSW Communications, Inc.
          Attention:  Mr. William Morrow
          1705 Capital of Texas Highway South
          Suite 400
          Austin, Texas 78746
          Fax:  (512) 306-5881

     (b)  if to FiberNet, to:

          Gulf States FiberNet, a Georgia General Partnership
          Attention:  Douglas A. Shumate, CPA
          206 West 9th Street
          West Point, GA 31833
          Fax:  (706) 645-8989

provided, that emergency notices of impairments in service may be given by
--------
telephone by CSWC to the person designated by FiberNet, and by FiberNet to the person designated by CSWC. All such telephone notices shall be confirmed in writing. The designation of the person to be notified, or the address or telephone number of such person, may be changed at any time, and from time to time, by notice in accordance with this Section 26.
                                        ----------

     Section 27.  Assignment; Parties in Interest. This Agreement shall be
                  -------------------------------
binding upon and inure solely to the benefit of the parties hereto and their successors, legal representatives and assigns, but is not assignable in whole or in part by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Except as expressly provided in Section 18, nothing in this Agreement, express or implied, is intended to
   ----------
confer upon any person not a party hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 28.  Entire Agreement; Amendment. This Agreement constitutes the
                  ---------------------------
entire Agreement between the parties hereto with respect to the use by FiberNet of the Fiber System and cancels and supersedes all prior agreements, proposals, negotiations, representations, discussions, and correspondence, either written or oral, with respect to the subject matter hereof. No alterations, changes or amendments to this Agreement shall be effective unless in writing and signed by both parties hereto.

     Section 29.  Waiver. No waiver of a breach of any provision of this
                  ------
Agreement shall constitute a waiver of any other breach or of the future performance of such provision.

     Section 30.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
                  -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. ANY ACTION TO ENFORCE THIS AGREEMENT SHALL BE BROUGHT IN THE STATE OF TEXAS.

     Section 31.  Severability. If any one or more of the provisions contained
                  ------------
in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein unless any party would thereby be deprived of material benefit.

     Section 32.  NO WARRANTIES.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, CSWC
                  -------------
MAKES NO WARRANTY OF ANY KIND WHATSOEVER CONCERNING THE FIBER SYSTEM OR THE LEASED FIBERS. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY CSWC AND ARE EXCLUDED FROM THIS AGREEMENT.

     Section 33.  No Brokers. Each party represents and warrants to the other
                  ----------
that no broker or finder is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement and the transactions contemplated hereby based upon arrangements made by or on behalf of such party.

     Section 34.  Interpretation. Unless otherwise explicitly stated, all
                  --------------
references to sections or subsection refer to sections or subsections of this Agreement. The terms "hereof", "hereto", and "hereby" and terms of similar import refer to this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Section, subsection, and other headings are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 35.  Counterparts. This Agreement may be executed in one or more
                  ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                               CSW COMMUNICATIONS, INC.



                               By: /s/ Lawrence E. De Simone
                                  ----------------------------------------------
                               Name:  Lawrence E. De Simone
                               Title: President



                               By: /s/ William E. Morrow
                                  ----------------------------------------------
                               Name:   William E. Morrow
                               Title:  Managing Director



                               GULF STATES FIBERNET,
                               A GEORGIA GENERAL PARTNERSHIP



                               By: /s/ Doug Shumate
                                  ----------------------------------------------
                               Name:  Doug Shumate
                               Title: VP/CFO of Managing Partners

                                  EXHIBIT "A"
                                  ----------

              Dark Fiber Specifications and Test Data Requirements


Executive Overview
------------------

     The project will consist of obtaining dark fibers in a quantity to operate a long haul fiber optic digital transmission system from Longview, Texas to Shreveport, Louisiana. The route of the Primary Fiber System is approximately 68 cable miles and there will be one optical repeater site utilized at the midpoint of this network. The fibers are to have less than 21.5 dB of attenuation from optical transmitter to receiver in all sections measured from the equipment receiver card. The fibers should be maintained to less than 23 dB for the life of the cable. These transmitters and receivers will operate at the 1557 nm or 1533 wavelength. All testing and measurements should be accomplished at the 1550 wavelength window. All measurements will correct for instrumentation and associated connections. All testing is contingent on FiberNet properly terminating the end points of the Fiber System.

Technical Assumptions
---------------------

 .     Corning SMF-28 dual 1310/1550 window optical glass or equivalent
 .     One - 44.56 mile (71.87 kM) section
 .     One - 23.03 mile (37.15 kM) section
 .     17 splice points per mod section
 .     FC/PC fiber connectors (less than -50 dB back reflection, less than
      .50 dB insertion loss)

Calculations
------------

Maxium Attenuation per section = 21.51 dB =
(71.87M)(.25 dB/kM)+(l7splices)(.15 dB/splice) + 1 dB insertion loss

Maximum Dispersion per section = 1311 ps/nm =
[(18.25 ps/(nm)kM)(71.87kM)

Testing Documentation
---------------------
Present to FiberNet Network Engineering 10 working days before system activation or 15 working days prior to customer service date.
1. End to End, bi-directional power meter readings on all leased fibers MAXIMUM dB ALLOWED = 21.5 dB @ 1550 window.
2. End to End, bi-directional Optical Time Domain Reflectometer (OTDR) traces on all leased fibers (paper or computer plot)
      MAXIMUM dB ALLOWED per SPLICE POINT = .15 dB

                                  EXHIBIT "B"
                                  ----------

                      Maintenance Standards and Procedures


I.    CSWC and FiberNET must operate in accordance with the Agreement.


II.   CSWC and FiberNet hereby agree to perform the following functions:

      A. FiberNet shall provide clear and reasonable guidelines, which will be followed by CSWC for the requested services.

      B. FiberNet shall provide CSWC with any required documentation, materials, manufacturers recommended maintenance procedures and access necessary for CSWC employees to perform the requested services if required.

      C. FiberNet will provide CSWC with copies of its operations manual outlining the necessary maintenance guidelines for repair and restoration of cable in the event of cable failure.

      D. CSWC personnel shall be available for dispatching twenty-four hours a day, seven days a week. CSWC will make reasonable efforts to have qualified technicians available during this time.

      E. CSWC shall provide FiberNet with reasonable documentation on all services performed within a timely manner. CSWC's network operations centers must keep FiberNet's network operations center or management informed of progress being made.

      F. All services must be coordinated through the network operations centers.

                     Guidelines for Preventive Maintenance
                     -------------------------------------

I. CSWC will perform quarterly and annual preventive maintenance will be performed in accordance with the guidelines set forth.

    A. All preventive maintenance with any other maintenance work will be coordinated through the network operating centers.

    B. All maintenance work will be recorded on the appropriate log sheets located within the regeneration or terminal building in the log books.

    C. All discrepancies will be noted and the network operating centers notified for taking corrective action.

    D. All technicians should be well qualified to perform any maintenance function.

    E.  Housekeeping and Alarms:

        1.   Check filters in air conditioners.

        2.   Test air conditioners by switching and adjusting thermostats.

        3. Check each commercial power phase and phase to phase for balancing of load.

        4.   Check all lighting inside and outside.

        5.   Check wall type mounted fire extinguishers and record date.

        6.   Check cleanliness of building.

                         ANNUAL PREVENTIVE MAINTENANCE
                         -----------------------------

I. During the annual preventive maintenance checks CSWC, FiberNet or contractor employees performing the checks must be on a conference bridge with the network operations centers or notified depending on what functions are being performed.

     A. Fiber testing: Test all vacant fibers between each regeneration or terminal by reading with an OTDR doing traces and taking power readings across each fiber (Transmit & Receive).

     B.   Grounding: Visually inspect all OPGW grounds at splice points.

     C.   Access: Check all access roads to splice points.